Exhibit 17(a)

[Proxy Card Front]

BLACKROCK MULTI-STATE MUNICIPAL SERIES TRUST
BLACKROCK FLORIDA MUNICIPAL BOND FUND
100 Bellevue Parkway
Wilmington, DE 19809

PROXY

This proxy is solicited on behalf of the Board of Trustees

        The undersigned holder of shares of the BlackRock Florida Municipal Bond Fund (the “Florida Fund”), hereby appoints [                ] and [                     ] as proxies for the undersigned, each with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Florida Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Florida Fund to be held at the offices of BlackRock Advisors, LLC, 800 Scudders Mill Road, Plainsboro, New Jersey on Tuesday, January 20, 2009 at 10:00 a.m. Eastern time and any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Combined Prospectus/Proxy Statement dated December [   ] , 2008 and hereby instructs said proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. The undersigned hereby revokes any proxy previously given.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Proposal.

        By signing and dating the reverse side of this card, you authorize the proxies to vote the proposal as marked, or if not marked, to vote “FOR” the proposal, and to use their discretion to vote for any other matter as may properly come before the meeting or any adjournment or postponement thereof. If you do not intend to personally attend the meeting, please complete and return this card at once in the enclosed envelope.

(Continued and to be signed on the reverse side)

[Proxy Card Reverse]

Please mark boxes /X/ or [X] in blue or black ink.

1.	To consider a proposal to approve an Agreement and Plan of Reorganization (the “Reorganization Agreement”) pursuant to which BlackRock National Municipal Fund (the “National Fund”), a series of BlackRock Municipal Bond Fund, Inc. (the “Corporation”), would acquire all of the assets and certain stated liabilities of the Florida Fund in exchange for shares of the National Fund, which will be distributed by the Florida Fund to the holders of its shares in complete liquidation thereof.

FOR |_|	AGAINST |_|	ABSTAIN |_|

2.	To transact such other business as may properly be presented at the Special Meeting or any adjournment or postponement thereof.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated

X
Signature

X
Signature, if held jointly

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.